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                                                                     EXHIBIT 1.1

                              POPE & TALBOT, INC.

                           STANDBY PURCHASE AGREEMENT

                                                     FEBRUARY 17, 1994
                                                     NEW YORK, NEW YORK

BEAR, STEARNS & CO. INC.
245 PARK AVENUE
NEW YORK, NEW YORK 10167

Dear Sirs:

     Pope & Talbot, Inc., a Delaware corporation (the "Company"), proposes to redeem on March 4, 1994 (the "Redemption Date") all of the $39,910,000 outstanding principal amount of its 6% Convertible Subordinated Debentures Due March 1, 2012 (the "Debentures") at a price (the "Redemption Price") equal to 101.8% of the principal amount thereof plus accrued interest from March 1, 1994 to the Redemption Date, and will cause requisite notice of such redemption to be duly given. The Debentures are entitled to the benefits of an Indenture, dated as of March 1, 1987 (the "Indenture"), between the Company and Chemical Trust Company of California as successor Trustee ("Trustee"), and are convertible into 1,538,551 shares of the Company's common stock, $1.00 par value (the "Common Stock"), at a conversion price of $25.94 per share of Common Stock. The right to convert the Debentures into shares of Common Stock will terminate at 5:00 p.m., local time in New York, New York, on February 25, 1994 (the "Conversion Expiration Date").

     To assure the availability of funds to effect the contemplated redemption of the Debentures, the Company desires to make arrangements pursuant to which you would purchase from the Company the shares of Common Stock (hereafter, the "Shares") that otherwise would have been issuable upon conversion of those Debentures that are not duly surrendered for conversion pursuant to the Indenture, such purchase to be made for an aggregate price equal to the aggregate Redemption Price of those Debentures, including accrued interest to the Redemption Date. The Company hereby confirms its agreement with you with respect to those arrangements.

1. SALE AND PURCHASE OF SHARES.

     In reliance upon the representations, warranties and agreements of the Company contained herein, but subject to the terms and conditions herein set forth, you agree to purchase, and the Company agrees to issue, sell and deliver to you, at and for a price (the "Purchase Price") of $26.42 per Share, the Shares.

2. PAYMENT AND DELIVERY.

     (a) At the direction of the Company, Trustee shall give to the Company and to you, at or immediately after 3:00 p.m., New York time, on the Redemption Date, written notice of the aggregate principal amount of Debentures surrendered to Trustee for redemption by 3:00 p.m., New York time, on the Redemption Date. Immediately thereafter, you shall direct Citibank, N.A., New York, New York ("Citibank") to transfer from your account at Citibank to the account of Trustee, in its capacity as Trustee and Paying Agent, immediately available funds in an amount equal to the aggregate Redemption Price of the Debentures specified in the Company's notice referred to in the preceding sentence. Simultaneously with such payment, the Company shall deliver to you, at 245 Park Avenue, New York, New York 10167, or at such other location as shall be mutually acceptable to the Company and you, a certificate or certificates evidencing those of the Shares as would otherwise have been issuable upon conversion of the Debentures so surrendered for redemption, the aggregate Purchase Price of which Shares shall be the amount of the funds so transferred pursuant to the preceding sentence.

     (b) At the Company's direction, Trustee shall give to the Company and you, at or immediately after 5:00 p.m., New York City time, on the Redemption Date, written notice of the aggregate principal amount of Debentures not theretofore duly surrendered to the Paying and Conversion Agent named in the Indenture prior to the applicable time of expiration of the conversion right specified in the first introductory paragraph of

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this Agreement. Immediately thereafter, you shall cause Citibank to transfer from your account at Citibank to a designated account of the Trustee, in its capacity as Trustee and Paying Agent, immediately available funds in an amount equal to the aggregate Redemption Price of that principal amount of Debentures (hereafter, the "Remaining Debentures") as shall equal the excess of (i) the amount of Debentures specified in such notice over (ii) the amount of Debentures specified in the notice previously furnished by Trustee pursuant to subparagraph
(a) of this Section 2. Simultaneously with such transfer, the Company shall deliver to you, at your offices as aforesaid or at such other location as shall be mutually acceptable to the Company and you, a certificate or certificates evidencing those of the Shares as would otherwise be issuable upon conversion of the Remaining Debentures, the aggregate purchase price of which Shares shall be the amount of the funds so transferred pursuant to the preceding sentence.


     (c) Certificates representing the Shares so delivered to you shall be registered in such name or names and shall be in such denominations as the Representative may request in a written notice to the Company at least two business days prior to the Redemption Date.

     (d) The Company shall reimburse you for the incremental cost to you resulting from your payment for the Shares in immediately available funds rather than New York Clearing House funds at the prevailing federal funds rate plus 25 basis points.


3. RESALE OF SHARES; OPEN MARKET TRANSACTIONS; SOLICITATIONS.



     (a) The Company understands that you intend to resell the Shares, as well as shares of Common Stock issued or issuable to you upon conversion of Debentures purchased by you subsequent to the date hereof (the "Conversion Shares"), from time to time at prices prevailing in the open market, as set forth in the Prospectus (as defined in Section 5(a) hereof), and confirms that you and dealers selected by you have been authorized by the Company to distribute the Prospectus in connection with such resales. You agree to remit to the Company an amount equal to 50% of the amount by which (i) the aggregate proceeds (net of selling concessions, commissions, transfer taxes and other directly related expenses) realized by you in respect of sales of Shares and Conversion Shares (exclusive, however, of shares of Common Stock with respect to which you may have established a short position prior to the Redemption Date) exceeds (ii) the Purchase Price per share for each such Share and Conversion Share so sold, but only if the aggregate number of Shares purchased by you pursuant to this Agreement, together with Conversion Shares acquired by you upon conversion of Debentures purchased by you subsequent to the date hereof, is less than 123,000 shares of Common Stock. For the purposes of the foregoing, any Shares not sold by or for your account prior to the close of business on the tenth day after the Redemption Date shall be deemed to have been sold on such tenth day for an amount equal to the last sale price of the Common Stock on such day as reported on the New York Stock Exchange Composite Tape. Settlement of the profit sharing arrangement set forth in this Paragraph shall occur as soon as reasonably practicable after the final disposition by you of all Shares purchased by you pursuant to this Agreement.



     (b) The Company acknowledges that it is aware that you may (but shall have no obligation to) purchase Debentures, in the open market or otherwise, in such amounts and at such prices as you may deem advisable. You agree to present for conversion at or immediately prior to 5:00 p.m. in New York City on the Conversion Expiration Date and convert any Debentures so acquired and any additional Debentures beneficially owned by you. Shares of Common Stock issued to you on conversion of Debentures may be sold by you at any time or from time to time. The Company further acknowledges that it is aware that you may purchase or sell shares of Common Stock for long or short account on the New York Stock Exchange, Pacific Stock Exchange, or otherwise, at such times and prices and on such terms as you deem advisable, and that such purchases or sales, if commenced, may be discontinued at any time. Nothing contained herein shall limit your right, in your discretion, to determine the price or prices at which, or the time or times when, any Debentures or shares of Common Stock may be purchased or sold by you, whether prior to or after the Redemption Date and whether for long or short account.


     (c) The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Debentures into Common Stock.

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4. COMPENSATION.



     As full compensation to you for your commitments hereunder, the Company shall pay to you (i) on the date hereof, the aggregate sum of $400,000 (the "Standby Commitment Fee"), and (ii) on the Redemption Date, a further sum (the "Take-up Fee") equal to $1.00 per Share for each Share purchased by you hereunder and each Conversion Share issued or issuable to you upon conversion of Debentures acquired by you subsequent to the date hereof (as contemplated by Section 3(b) hereof); provided that no Take-up Fee shall be payable unless the aggregate number of Shares purchased by you hereunder, together with all Conversion Shares issued or issuable to you upon conversion of Debentures acquired by you subsequent to the date hereof, exceeds 77,000 shares. All such fees shall be payable in New York Clearing House (next day) funds. You shall have the right, in lieu of receiving payment of the Take-up Fee from the Company, to deduct an amount equal to the aggregate Take-up Fee from the aggregate purchase price of the Shares purchased by you on the Redemption Date.



5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.



     The Company represents and warrants to you that:


     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-3, including a prospectus, covering the maximum number of shares or Common Stock that would constitute the Shares. As used in this Agreement, (i) the term "Effective Date" means the date that the registration statement hereinabove referred to is declared effective by the Commission, (ii) the term "Registration Statement" means such registration statement including all financial statements, schedules and exhibits, and (iii) the term "Prospectus" means the form of final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement," when used with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, that is deemed to be incorporated therein by reference.

     (b) When the Registration Statement shall become effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (if such filing is required), when any amendment to the Registration Statement or supplement to the Prospectus is filed with the Commission, and at the Redemption Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Act and the Regulations, and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information with respect to you furnished in writing to the Company by you expressly for use therein. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were first filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed with the Commission), complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference prior to the termination of the offering of Shares by you will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder;

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none of such filed documents when they were so filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) Arthur Andersen & Co., whose report is filed with the Commission and incorporated by reference in and made a part of the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations. The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the consolidated financial position and results of operations of the Company and its consolidated subsidiaries at the respective dates thereof and for the respective periods covered thereby. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.

     (d) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred in the ordinary course of business or are disclosed in the Registration Statement.

     (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws, (ii) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (f) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereto, including but not limited to the call of the Debentures for redemption on the Redemption Date, the conversion or redemption of the Debentures and the issuance and sale of the Shares pursuant hereto, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound (other than those as to which requisite waivers or consents have been obtained by the Company, copies of which have been furnished to you, and those that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole), or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or equivalent instruments, of the Company or any of its subsidiaries listed in Appendix I hereto, or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except for those violations or conflicts that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution,

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delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (i) such as have been made or obtained, (ii) the registration under the Act of the Shares and (iii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the distribution of the Shares by you.

     (g) All of the currently outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares and any Conversion Shares have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will have been duly and validly issued and delivered, and will be fully paid and nonassessable, and will not have been issued in violation or subject to any preemptive rights. The Company had, at December 31, 1993, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock conforms to the description thereof set forth in, or incorporated by reference into, the Registration Statement and as shall be set forth in, or incorporated by reference into, the Prospectus.

     (h) Each of the Company and its subsidiaries listed on Appendix I hereto has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus (except for those the absence of which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole) and no such consent, approval, authorization, order, registration, qualification, license or permit contains a restriction that is materially burdensome to the Company and its subsidiaries taken as a whole and that shall not be disclosed in the Prospectus.

     (i) The Company has no material subsidiary except as set forth on Appendix I hereto. All of the issued and outstanding capital stock of each such subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and is owned directly or indirectly by the Company, except as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, free and clear of any lien, claim, security interest, restriction on transfer, stockholders' agreement or voting trust, except for such liens, claims, security interests, restrictions on transfer, stockholders' agreements and voting trusts as are disclosed in the Registration Statement and as shall be disclosed in the Prospectus or such as do not and will not, individually or in the aggregate, have a material adverse effect upon the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole.

     (j) Except as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, there is no commitment, plan, arrangement or understanding on the part of the Company to issue, and there is outstanding no option, warrant, right or convertible security upon the exercise of which the Company or any subsidiary may be obligated to issue, any shares of its capital stock.

     (k) There is no civil or governmental action, suit, proceeding or investigation before any court, arbitration panel or other tribunal or before or by a public, regulatory or governmental agency or body pending or, to the knowledge of management of the Company or any of its subsidiaries, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which, if resolved against the Company or such subsidiary, individually, or to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been disclosed therein; and there is no contract or other document concerning the Company or any of its

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subsidiaries of a character required to be disclosed in the Registration
Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, that has not been so disclosed or filed.



     (l) The Debentures are convertible into Common Stock at a conversion price of $25.94 per share. As of the close of business in New York City on the business day last preceding the date hereof, there were outstanding $39,910,000 aggregate principal amount of Debentures. The redemption of all of the Debentures on the Redemption Date has been duly authorized by all requisite corporate action on the part of the Company and, by the close of business in New York City on February 17, 1994, all of the Debentures shall have been duly called for redemption on the Redemption Date in accordance with the terms of the Indenture.


     (m) Each of the Company and its subsidiaries has good and marketable title to all real and personal properties and assets which are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as disclosed in the Registration Statement and as may be disclosed in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the financial condition, results of operations, operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole). Nothing exists which would prevent, the continued ownership, leasing, licensing or use of such real property in the business of the Company or such subsidiary as presently conducted or as the Prospectus may indicate it contemplates conducting (except as may be disclosed in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, results of operations, operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole).

     (n) Neither the Company nor any subsidiary nor, to the best knowledge of the Company or such subsidiary, any other party, is in violation or breach of, or in the default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or such subsidiary is a party and which is material to the Company and its subsidiaries taken as a whole, except for such violations, breaches and defaults as, individually or in the aggregate, would not have material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole; each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect. The Company and each of its subsidiaries listed in Appendix I hereto enjoys peaceful and undisturbed possession in all material respects under all material leases and licenses under which it is operating, and neither the Company nor any subsidiary is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws (or other governing document), except where the same would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (o) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or any subsidiary owns or has pending, or under which it is licensed, and that are material to the Company and its subsidiaries taken as a whole, are in good standing and uncontested. Neither the Company nor any subsidiary has received notice of its infringement of asserted Intangibles of others. To the knowledge of management of the Company and each subsidiary, there is no infringement by others of Intangibles of the Company or such subsidiary that has had or that is reasonably likely in the future to have a materially adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole.

     (p) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of management of the Company, is imminent that, singly or in the aggregate, is or is reasonably likely to be material to the Company and its subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that reasonably can be expected to have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole.

     (q) (A) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which

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are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (B) the Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable law of all other jurisdictions, except, as to each of the foregoing clauses (A) and (B), insofar as the failure to file such returns, individually and in the aggregate, would not have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles or if the failure to make any or all such payments, singly or in the aggregate, would not be material to the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole.

     (r) Neither the Company nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, in contemplation of or in connection with the transactions contemplated hereby, any action designed to cause or result in, or that has constituted or may constitute, or that has caused or resulted in or might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

     (s) Neither the Company nor any of its subsidiaries is, or is conducting its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (t) No person or entity has the right by contract or otherwise, to require registration under the Act of shares of Common Stock or other securities of the Company solely because of the filing or effectiveness of the Registration Statement.

     (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions by the Company and its subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions by the Company and its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) the access to the respective assets of the Company and its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6. COVENANTS OF THE COMPANY.

     The Company covenants and agrees with you that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective promptly after the filing thereof with the Commission. The Company will promptly advise you, and confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become effective, (2) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order suspending the effectiveness of the Registration Statement, and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any supplement to the Prospectus before or after the Effective Date to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

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

     (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the Regulations, the Company will (i) notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and (ii) use its best efforts to have any necessary amendment to the Registration Statement declared effective as soon as possible.

     (c) The Company will promptly delivery to you three manually-signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and to those persons including yourself who you identify to the Company, such number of copies of the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment or supplement thereto, without exhibits, as you may reasonably request.

     (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof.

     (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

     (f) During a period of three (3) years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

     (g) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (h) The Common Stock currently outstanding, and Common Stock issuable on conversion of the Debentures, is listed or approved for listing on notice of issuance, as the case may be, on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). Application has been made to list the Shares on the NYSE and PSE, upon official notice of issuance. The Company shall cause the Shares to be duly authorized for listing on the NYSE and PSE, subject only to official notice of issuance, on or prior to the Conversion Expiration Date.

     (i) During a period of ninety (90) days from the date hereof, the Company will not, without your prior written consent, (A) publicly announce its intention to issue or sell, or issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any capital stock (or any securities convertible into, exercisable for or exchangeable for capital stock), and the Company has obtained and will deliver to you on the date hereof a written undertaking from each of the Company's officers and directors, not to engage in any of the aforementioned transactions on his or its own behalf, other than (i) the Company's issuance and sale of Shares hereunder, (ii) the Company's issuance of shares of Common Stock upon the exercise of presently outstanding stock options or upon the conversion of presently outstanding Debentures, (iii) the Company's issuance of shares of Common Stock or stock options under its employee benefit plans, or (iv) the sale of shares of Common Stock through "cashless exercises" of presently outstanding stock options, or (B) acquire, agree or commit to acquire or publicly announce its intention to acquire, directly or through a subsidiary, assets or securities of any other person, firm or corporation in a transaction or series of related transactions that would be material to the Company and its subsidiaries, taken as a whole.

     (j) On the date hereof the Company shall mail or cause to be mailed to all holders of Debentures, and shall cause to be published where and in the manner required by the Indenture and in such other newspapers as you shall specify, the required notice of the redemption of the Debentures on the Redemption Date (together with notice of the other rights of the holders of the Debentures) in the form heretofore submitted to you, and shall furnish to you such number of copies thereof as you reasonably may request.


     (k) The Company will direct Chemical Trust Company of California, as Paying and Conversion Agent for the Debentures, to advise you daily of the aggregate principal amount of Debentures (x) surrendered for conversion into Common Stock and (y) surrendered for redemption, in each case through the close of business on the immediately preceding business day.


     (l) The Company will (i) give you at least one business day's prior written notice of the contents of any press release or other public announcement it intends to issue on or prior to the Redemption Date and (ii) consider in good faith any comments you may have concerning the timing and content of such press release or other public announcement.


7. PAYMENT OF EXPENSES.


     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, and all other documents related to the public offering of the Shares (including those supplied to you in quantities as hereinabove stated), (ii) the issuance and delivery of the Shares to you (including any transfer or other taxes payable thereon), (iii) the qualification of the Shares under state and foreign securities or Blue Sky laws, including the fees and disbursements of your counsel in relation thereto and (iv) the listing of the Shares on the NYSE and PSE. In addition, the Company shall reimburse you for your out-of-pocket expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the reasonable fees and disbursements of your counsel.


8. CONDITIONS OF YOUR OBLIGATIONS.



     Your respective obligations to purchase and pay for the Shares as provided herein shall be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained as of the date hereof and as of the Redemption Date, to the absence of any material misstatement or omission from any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to you or to Howard, Rice, Nemerovski, Canady, Robertson, Falk & Rabkin, A Professional Corporation ("your counsel"), to the performance by the Company of its obligations hereunder in all material respects, and to the following additional conditions:


     (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the next business day following the date hereof or at such later time and date as shall have been consented to in writing by you, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

     (b) On the date hereof and on the Redemption Date, you shall have received the opinion of Brobeck, Phleger & Harrison, counsel for the Company, dated the date of its delivery, addressed to you and in form and substance satisfactory to your counsel, to the effect that:


          (i) Each of the Company and its domestic subsidiaries listed in Appendix I hereto (the "Material Domestic Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Material Domestic Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its Material Domestic Subsidiaries has full corporate power and authority to own its respective properties and conduct its business as described in the Registration Statement and the Prospectus except where the failure to have the necessary power and authority would not have a materially adverse affect on the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock of each domestic subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and is owned directly or indirectly by the Company, free and clear of any lien, claim or security interest (other than as disclosed in the Registration Statement) and, to the knowledge of such counsel, any restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever.

          (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. The Shares to be delivered pursuant to this Agreement have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Upon delivery of the Shares and payment therefor as contemplated by this Agreement, you will receive good, valid and marketable title to the Shares purchased by you, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title whatsoever (other than those resulting from any action taken by you or any person taking action through or under you). The Common Stock conforms in all material respects to the description thereof contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (iii) The Common Stock currently outstanding is listed on the NYSE and PSE; and the Shares have been duly authorized for listing on the NYSE and PSE, subject only to official notice of issuance (which opinion regarding the Shares is required only on the Redemption Date).

          (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) that rights to indemnity and/or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws, (B) that such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (v) To such counsel's knowledge, there is no legal or governmental proceeding required to be disclosed in the Registration Statement and the Prospectus which has not been disclosed therein as so required; and to such counsel's knowledge there is no contract or other document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, that has not been so described or filed.

          (vi) The call of the Debentures for redemption as contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company and complies with all applicable requirements of the Indenture.

          (vii) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, including without limitation the call of the Debentures for redemption and issuance, sale and delivery of the Shares, do not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets is bound (other than those as to which requisite waivers or consents have been obtained by the Company and those that, individually or in the aggregate, would not have a material adverse effect upon the Company and its subsidiaries taken as a whole) or

     (B) violate or conflict with any provision of the certificate of incorporation, by-laws or equivalent instruments of the Company or any of its subsidiaries that are organized under the laws of any state or other jurisdiction in the United States, or (C) to the best knowledge of such counsel, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except for those violations or conflicts that, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole. To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Shares, except for (1) such as may be required under state and foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by you (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act or the rules of the NYSE and PSE.

          (viii) To such counsel's knowledge, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of Common Stock or other securities of the Company solely because of the filing or effectiveness of the Registration Statement.

          (ix) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, and the exhibits to the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), as of the dates they were so filed, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

          (x) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and you at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (except as to matters referred to in the last sentence of clause (ii) above), on the basis of the foregoing nothing has caused such counsel to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Redemption Date, as of the date of such amendment) contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Redemption Date, as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included therein, and the exhibits to the Registration Statement).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the State of California and Delaware corporate law, to the extent it deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to your counsel) of other counsel reasonably acceptable to your counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in his opinion, you and he are justified in relying thereon.

     (c) On the Redemption Date, you shall have received the favorable opinion of counsel to the Canadian subsidiary of the Company listed in Appendix I hereto ("Subject Subsidiary") as to the absence of any pending or threatened litigation that might result in a judgment or decree having a material adverse effect on the condition (financial or other), earnings, business or properties of the Subject Subsidiary, the due incorporation and continuing existence in good standing under the laws of its jurisdiction of incorporation of the Subject Subsidiary, the due qualification in and continuing good standing of the Subject Subsidiary under the laws of each foreign jurisdiction in which it owns or leases material properties or conducts material business and where such qualification is required by law, the due authorization and valid issuance of the outstanding capital stock of each such Subject Subsidiary and the ownership thereof directly or indirectly by the Company free and clear of any liens, claims, security interests, the absence (to such counsel's knowledge) of any outstanding options, warrants or other rights to acquire, by purchase, exchange or conversion, shares of the capital stock of the Subject Subsidiary and the absence (to such counsel's knowledge) of any violation, breach or default on the part of the Subject Subsidiary of or under any agreement, lease or license that is material to the Company and its subsidiaries taken as a whole.

     (d) On the Redemption Date you shall have received a certificate of the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in Section 8(a) hereof have been satisfied, that as of the date hereof and as of the date of such certificate the representations and warranties of the Company set forth in Section 5 hereof are accurate in all material respects and that as of the date of such certificate the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

     (e) At the time this Agreement is executed and on the Redemption Date you shall have received a letter from Arthur Andersen & Co., independent public accountants for the Company, dated the date of its delivery, addressed to you, and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and stating that the answer to
Item 10 of the Registration Statement is correct insofar as it relates to them;
(ii) in their opinion, the financial statements and schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1992, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1992, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company contained or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles, except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act, applied on a basis substantially consistent with that of the audited consolidated financial statements included and incorporated by reference in the Prospectus, (B) with respect to the period subsequent to December 31, 1993 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included and incorporated by reference in the Prospectus, except for changes or decreases which the Prospectus may disclose have occurred or may occur or which are set forth in such letter, or (C) that during the period from December 31, 1993 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in net sales, total or per share net income before cumulative effect of accounting change or of net income, except for decreases which the Prospectus may disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found by them to be in agreement.

     (f) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and to your counsel, and you shall have received from your counsel a favorable opinion, dated as of the Redemption Date, with respect to the issuance and sale of the Shares as you may reasonably require, and the Company shall have furnished to your counsel such documents as they reasonably may request for the purpose of enabling them to pass upon such matters.

     (g) Prior to the Redemption Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to your counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to your counsel, all of your obligations hereunder may be canceled by you at, or at any time prior to, the Redemption Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telex or telegraph, confirmed in writing.

9. INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim or litigation, asserted, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information with reference to you furnished to the Company by you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     (b) You agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim or litigation, asserted, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Company or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information with respect to you furnished to the Company by you expressly for use therein. This indemnity will be in addition to any liability which either of you otherwise may have, including under this Agreement.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the assertion of any claim or the commencement of any litigation, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the assertion or commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such litigation is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such litigation, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such litigation, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such litigation within a reasonable time after notice of the commencement thereof, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such litigation on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or litigation is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwith-standing, an indemnifying party shall not be liable for any settlement of any claim or litigation effected without its written consent; provided, however, that such consent was not unreasonably withheld.

10. CONTRIBUTION.

     In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable, the Company and you shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than you, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and you may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the transactions contemplated hereby or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and you shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Shares to you (net of the Take-up Fees but before deducting expenses) received by the Company bears to (y) the Take-up Fees received by you. The relative fault of the Company and of you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall you be required to contribute any amount in excess of the amount by which the Take-up Fee applicable to the Shares purchased by you pursuant to this Agreement exceeds the amount of any damages which you have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as you, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

11. SUPPLIED INFORMATION.

     The Company and you acknowledge that the statements with respect to the arrangements with you set forth on the cover page of the Prospectus and under the caption "Standby Arrangements" in the Prospectus constitute the only information with reference to you furnished in writing by you expressly for use in the Registration Statement.

12. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

     All representations, warranties and agreements of the Company and you contained in this Agreement, including the indemnity agreements contained in
Section 9 hereof and the contribution agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by you or any controlling person of you or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by you. The representations contained in Section 5 hereof and the agreements contained in Sections 7, 9 and 10 hereof shall survive the termination of this Agreement, including pursuant to Section 13 hereof.

13. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

     (a) This Agreement shall become effective when you and the Company shall have received notification of the effectiveness of the Registration Statement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company.

     (b) You shall have the right to terminate this Agreement at any time prior to the Redemption Date by notice to the Company from you, without liability (other than with respect to Sections 9 and 10) on your part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to your obligations hereunder in
Section 8 hereof is not fulfilled when and as required in any material respect or (iii) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus in the condition (financial or other) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus.

     (c) Any notion of termination pursuant to this Section 13 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

14. NOTICES.

     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, delivered, or telexed, telegraphed or faxed and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Corporate Finance Department (Fax No. (212) 272-3092); and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or faxed and confirmed in writing to Pope & Talbot, Inc., 1500 S.W. First Avenue, Portland, Oregon 97201, Attention: Chief Financial Officer (Fax No.: (503) 220-2722).

15. PARTIES.

     This Agreement shall inure solely to the benefit of, and shall be binding upon, you and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from you.

16. CONSTRUCTION.

     This Agreement shall be construed in accordance with the internal laws of the State of New York.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          POPE & TALBOT, INC.

                                          By
                                             Name:
                                             Title:

Accepted as of the date
first above written.

BEAR, STEARNS & CO. INC.

By
   Name:
   Title:

                                   APPENDIX I

                             MATERIAL SUBSIDIARIES


                                                              JURISDICTION OF
                             NAME                              INCORPORATION
      --------------------------------------------------    --------------------
(1)   Pope & Talbot Ltd.                                    British Columbia
(2)   Pope & Talbot FSC, Inc.                               U.S. Virgin Islands
(3)   Pope & Talbot Wis., Inc.                              Delaware